As Filed with the Securities and
                      Exchange Commission on August _, 2003
                                 No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                           QUINTEK TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       CALIFORNIA                                       77-0505346
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                         537 Constitution Ave., Suite B
                           Camarillo, California 93012
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                           Two (2) Services Contracts
                            (Full Title of the Plans)


                                                Copy to:

Thomas W. Sims                                  Gary L. Blum, Esq.
537 Constitution Ave., Suite B                  Law Offices of Gary L. Blum
Camarillo, CA 93012                             3278 Wilshire Blvd., Suite 603
Telephone (805) 383-3914                        Los Angeles, CA  90010
Facsimile (805) 482-6874                        Telephone (213) 381-7450
(Name, Address and Telephone                    Facsimile (213) 384-1035
 Number of Agent for Service)



                                        CALCULATION OF REGISTRATION FEE



Title of Securities to    Amount to Shares to     Proposed Maximum         Proposed Max             Amount of
     be Registered         be Registered [1]     Offering Price Per     Aggregate Offering    Registration Fee (2)
                                                        Share                Price (2)
common stock             [2] 200,000                  $0.12                $24,000                     $6.96

common stock             [3] 135,000                  $0.12                $16,200                     $4.70


       Total                 335,000                  $0.12                $40,200                    $11.66

-------------------
(Footnote)
[1] Estimated pursuant to Rule 457(c).
[2] Pursuant to Exhibit 10.4
[2] Pursuant to Exhibit 10.2


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


 ITEM 1.  PLAN INFORMATION

 ITEM 2.  REGISTRANT INFORMATION

         The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Quintek Technologies, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         NOT APPLICABLE.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         NOT APPLICABLE.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of the Company provides that the liability of the directors of the Company shall be to the fullest extent permitted by California law. The Articles of Incorporation also provide that the Company may, through Bylaw provision, agreements with agents, vote of shareholders or disinterested directors or otherwise, indemnify all of its directors, officers, employees, and agents in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to a corporation and its shareholders.

         The Bylaws give the Company the power to indemnify each of its officers, directors, employees and agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation, except in such case wherein the director, officer or employee is adjudged guilty of willful malfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the Company's board of directors approves such settlement and reimbursement as being in the best interests of the Company. Such indemnity extends to any person who is or was a director, officer, employee, or other agent of the corporation; who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise. The Company has the right to purchase and maintain insurance on behalf of its directors, officers, and employees to implement these indemnification provisions.


         Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Index to Exhibits at Page 7 of this Registration Statement.


ITEM 9.  UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on August _, 2003.



                                                QUINTEK TECHNOLOGIES, INC.


                                                 BY: /s/ Robert Steele
                                                     ---------------------
                                                     Robert Steele
                                                     Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August _, 2003.



         SIGNATURE                                       TITLE
         ----------                                      -----

         /s/ Robert Steele                       Chief Executive Officer
         ------------------------------          and Director (Chairman)
         Robert Steele


         /s/ Andrew Haag                         Chief Financial Officer
         ------------------------------          and Director
         Andrew Haag

                                INDEX TO EXHIBITS


         EXHIBIT NUMBER         DESCRIPTION
         --------------         -----------

          5.1              Opinion of Law Offices of Gary L. Blum

         10.2              Consulting Agreement between
                           Registrant and Zubair Kazi
                           dated January 31, 2003.*

         10.4              Consulting Agreement between
                           Registrant and Gary Litt
                           dated February 3, 2003.


         23.1              Consent of Law Offices of Gary L. Blum
                           (included in Exhibit 5.1)

         23.2 Consent of Sprayberry, Barnes, Marietta & Luttrell, Certified Public Accountants

         * Previously filed as an exhibit to Registration Statement on Form S-8 filed on March 11, 2003

         EXHIBIT 5.1
         EXHIBIT 23.1